Exhibit 99.1

Navient posts third quarter 2016 results

WILMINGTON, Del., Oct. 18, 2016—Navient (Nasdaq: NAVI), the nation’s leading loan management, servicing and asset recovery company, today has posted its third quarter 2016 financial results. The complete financial results release is available on the company’s website at navient.com/investors. The results will also be available on the SEC’s website with the Form 8-K filing of the release at http://www.sec.gov.

Navient will hold a conference call tomorrow, Oct. 19, 2016, at 8 a.m. EDT, hosted by Jack Remondi, president and CEO, and Somsak Chivavibul, chief financial officer.

To access the conference call, dial 855-838-4156 (USA and Canada) or 267-751-3600 (international) and use access code 92016065 starting at 7:45 a.m. EDT. The live audio webcast will be available on navient.com/investors. Supplemental financial information and presentation slides used during the company’s investor conference call will be available on the company’s website no later than the call’s start time.

A telephone and webcast replay may be accessed approximately two hours after the call through Nov. 2, 2016, at 855-859-2056 (USA and Canada) or 404-537-3406 (international), with access code 92016065.

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About Navient

As the nation’s leading loan management, servicing and asset recovery company, Navient (Nasdaq: NAVI) helps customers navigate the path to financial success. Servicing more than $300 billion in student loans, the company supports the educational and economic achievements of more than 12 million Americans. A growing number of public and private sector clients rely on Navient for proven solutions to meet their financial goals. Learn more at navient.com.

Contact:

Media: Patricia Nash Christel, 302-283-4076, patricia.christel@navient.com

Investors: Joe Fisher, 302-283-4075, joe.fisher@navient.com

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